UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported):  October 15, 2004

                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)

          CALIFORNIA                 0-26006             95-4181026
 (State or Other Jurisdiction      (Commission        (I.R.S. Employer
       of Incorporation)           File Number)      Identification No.)


                   3151 EAST WASHINGTON BOULEVARD
                        LOS ANGELES, CALIFORNIA               90023
               (Address of Principal Executive Offices)     (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.01   -   NOTICE  OF  DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
                 RULE  OR  STANDARD;  TRANSFER  OF  LISTING.

     On October 19, 2004, we received a letter from The Nasdaq Stock Market, Inc. ("NASDAQ") notifying us that for the last 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq under Marketplace Rule 4450(a)(5) (the "RULE"). In accordance with Marketplace Rule 4450(e)(2), we have 180 calendar days, or until April 18, 2005, to regain compliance with the Rule. To regain compliance, the bid price of our common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. If we cannot achieve compliance with the Rule by April 18, 2005, and we meet the initial listing criteria for quotation on The Nasdaq National Market as set forth in Rule 4420, except for the bid price requirement, we will be given an additional 180 calendar days to regain compliance with the Rule. If we do not regain compliance with the Rule by April 18, 2005, and we are not eligible for an additional compliance period, we will be notified of the Nasdaq Staff's decision to delist and move our securities to The Nasdaq SmallCap Market. At that time, we will be given an opportunity to appeal the Staff's determination to delist our securities to a Nasdaq Listing Qualifications Panel.

ITEM  5.02   -   DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
                 DIRECTORS;  APPOINTMENT  OF  PRINCIPAL  OFFICERS.

     On October 15, 2004, Larry Russ resigned as a director of Tarrant Apparel Group. We are actively seeking a new independent director to replace Mr. Russ on our Board of Directors.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TARRANT  APPAREL  GROUP

Date:  October  19,  2004          By:  /s/  Corazon  Reyes
                                        ------------------------------------
                                        Corazon Reyes, Chief Financial Officer